UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 6, 2007

Access Plans USA, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Oklahoma	001-15667	731494382
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4929 West Royal Lane, Suite 200, Irving, Texas		75063
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	866-578-1665

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

We, at Access Plans USA, Inc., have discovered that there was a failure to record a portion of our insurance commission expense related to one of our products beginning in February of this year. The failure to record the commission expense resulted from an operation data input oversight. Upon this discovery the matter was immediately brought to the attention of our Audit Committee. At the September 6, 2007 meeting of our Audit Committee it was concluded that the previously issued unaudited financial statements for the fiscal quarters ended March 31, 2007 and June 30, 2007 were not materially accurate and, accordingly, should not be relied upon. We will file amended Quarterly Reports on Form 10-Q/A for the fiscal quarters ended March 31, 2007 and June 30, 2007, that will restate our financial statements and results of operations as of and for the applicable periods.

During August 2007, subsequent to the filing of Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007, we discovered that for the six month period ended June 30, 2007, we had underpaid commissions for one of the nine products distributed through our insurance marketing division. This resulted in an underpayment and an underreporting of commission expense of:

• $106,000 for the quarter ended March 31, 2007; and
• $162,000 for the quarter ended June 30, 2007.

Our revised net loss for the quarter ended March 31, 2007 is $161,000 or $(.01) per share, an increase of $106,000 and $0.01 per share from the net loss previously reported. Our revised net loss for the quarter ended June 30, 2007 is $5,180,000 or $(.28) per share, an increase of $162,000 and $0.01 per share from the net loss previously reported.

The underpayment resulted from a change in the data gathering process relied upon for purposes of calculating commissions for the particular product. We made this process change to facilitate monthly commission payments in lieu of semi-monthly payments. Prior to January 2007, our third-party commission processing service had been instructed to gather data and determine commissions on a semi-monthly basis, but was told in December 2006 to aggregate the entire applicable month’s data into one calculation in order to provide for single monthly commission payments. Beginning February 2007, the service began to only advise us of the commission calculation for the second half of the month and failed to combine the data for the entire month. Because of transitions in responsibility resulting from the departure of staff and the merger-acquisition of our insurance marketing division (formerly Insurance Capital Management USA, Inc.) into our company in January 2007, we did not detect the error until late August 2007. We are implementing additional controls for the verification of commission calculations.

Our management and the Audit Committee discussed these matters with Hein & Associates LLP, our registered independent public accounting firm, prior to the filing of this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Access Plans USA, Inc.

September 11, 2007	By:	Ian R. Stuart

Name: Ian R. Stuart
Title: Interim President and C.E.O.